Exhibit 1.1
PLAINS ALL AMERICAN PIPELINE, L.P.
4,600,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
September 9, 2009
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
UBS Securities LLC
Barclays Capital Inc.
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
c/o Citigroup Global Markets Inc.
388 Greenwich St., 34th Floor
New York, New York 10013
Ladies and Gentlemen:
          Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell an aggregate of 4,600,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC are acting as the representatives (the “Representatives”), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 690,000 Common Units (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”
          PAA GP LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”), owns a 100% membership interest in the General Partner. Plains All American GP LLC, a Delaware limited liability company (“GP LLC” and collectively with the General Partner and Plains AAP, the “GP Entities”), is the general partner of Plains AAP.
          The subsidiaries of the Partnership listed on Schedule III attached hereto are referred to herein as the “Material Subsidiaries,” the Material Subsidiaries listed on Schedule

IV attached hereto are referred to herein as the “Domestic Subsidiaries” and the Material Subsidiaries listed on Schedule V attached hereto are referred to herein as the “Canadian Subsidiaries.”
          This is to confirm the agreement among the Partnership and the Underwriters concerning the several purchases of the Units by the Underwriters.
          1. Representations and Warranties of the Partnership. The Partnership represents and warrants to the Underwriters that:
          (a) A registration statement on Form S-3 relating to the Units (File No. 333-155671) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:
     (i) “Applicable Time” means 8:35 a.m, New York City time, on September 9, 2009, which the Underwriters have informed the Partnership and its counsel is a time prior to the first sale of the Units;
     (ii) “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time.
     (iii) “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
     (v) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Units;
     (vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus together with (A) the Issuer Free Writing Prospectus attached as Schedule II hereto and (B) any other Issuer Free Writing Prospectuses filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

     (vii) “Prospectus” means the final prospectus relating to the Units, including the Base Prospectus and any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (viii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-155671), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
     Any reference to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.
          (b) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on each applicable Delivery Date (as defined herein), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on each applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

          (c) Registration Statement. The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (d) Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (e) Documents Incorporated by Reference. The Incorporated Documents, when filed with the Commission, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (f) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (g) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.
          (h) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.
          (i) Well-Known Seasoned Issuer and Not an Ineligible Issuer. The Partnership is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). At the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer of the Units, the Partnership was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).
          (j) Formation and Qualification of Certain Entities. Each of the Partnership, the GP Entities and the Material Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, corporation or unlimited liability company under the laws of its respective jurisdiction of formation or incorporation with full corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects. Each of the Partnership, the GP Entities and the Material Subsidiaries is duly registered or qualified as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership’s direct or indirect majority owned subsidiaries (collectively, the “Subsidiaries”) and the Partnership (collectively, the “Plains Entities”), taken as a whole (a “Material Adverse Effect”).
          (k) General Partners. Each Plains Entity or GP Entity that serves as a general partner of another Plains Entity or GP Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Plains Entity or GP Entity, in each case in all material respects.
          (l) Ownership of Interests in the Partnership, the General Partner and Plains AAP. The GP Entities hold the general partner and membership interests described in the Registration Statement; all of such interests have been duly authorized and validly issued in accordance with their respective limited partnership or limited liability company agreement, as applicable, and all the membership interests in the General Partner are fully paid (to the extent required under the Limited Liability Company Agreement of the General Partner (as the same may be amended or restated prior to the Delivery Date, such agreement being referred to herein as the “General Partner LLC Agreement”)) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such general partner and membership interests held by the GP Entities are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except as disclosed in the Pricing Disclosure

Package and the Prospectus and except such as would not reasonably be expected to result in a change of control of the Partnership or reasonably be expected to have a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted.
          (m) Ownership of Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and as the same may be amended or restated prior to the Delivery Date) (the “Organizational Documents”) of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens. The Subsidiaries other than the Material Subsidiaries did not, individually or in the aggregate, account for (i) more than 10% of the total assets of the Plains Entities, taken as a whole, as of June 30, 2009 or (ii) more than 10% of the net income of the Plains Entities, taken as a whole, for the six months ended June 30, 2009.
          (n) Capitalization. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 130,845,988 Common Units and the Incentive Distribution Rights (as such capitalized term is defined in the Partnership Agreement). All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). The limited partner interests of the Partnership conform as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.
          (o) Duly Authorized and Validly Issued Units. At the applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and 17-804 of the Delaware LP Act).
          (p) No Preemptive or Other Rights. Except as described in the Pricing Disclosure Package and the Prospectus or as provided in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied. Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership.
          (q) Authority. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. At the applicable Delivery Date, all action required to be taken by the Partnership or its partners for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Units and (iii) the consummation of the other transactions contemplated hereby shall have been duly and validly taken.
          (r) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership.
          (s) Authorization, Execution and Enforceability of the Operating Agreements. The partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the GP Entities and the Material Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
          (t) No Conflicts or Violations. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated by this Agreement (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership, any of the GP Entities or any of the Material Subsidiaries, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership, any of the GP Entities or any of the Material Subsidiaries

is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Partnership, any of the GP Entities or any of the Material Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any Lien upon any property or assets of the Partnership, any of the GP Entities or any of the Material Subsidiaries, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.
          (u) No Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of, or the consummation by the Partnership of the transactions contemplated by this Agreement, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus, and (iii) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.
          (v) No Default. None of the Partnership, the GP Entities or the Material Subsidiaries is in (i) violation of its Organizational Documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement.
          (w) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who have certified the audited financial statements included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), are an independent registered public accounting firm with respect to the GP Entities and the Partnership and its consolidated subsidiaries as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.
          (x) Financial Statements. At June 30, 2009, the Partnership would have had, on a pro forma as adjusted basis as indicated in the Prospectus (and any amendment or supplement thereto), a total capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary and selected historical financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived, except as described therein. The pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus.
          (y) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Pricing Disclosure Package and the Prospectus, (i) none of the Plains Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Plains Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Plains Entities and (iii) there has not been any material adverse change, or any development involving or that would reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole.
          (z) Required Disclosure and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Plains Entities or the GP Entities, or to which any of the Plains Entities or the GP Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.
          (aa) Title to Properties. The Plains Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all

Liens except (i) as provided in the Second Restated Credit Agreement dated November 6, 2008 (as amended, the “Restated Facility”) among Plains Marketing GP Inc., a Delaware corporation (“GP Inc.”), Bank of America, N.A., as administrative agent thereunder and the lenders from time to time party thereto, described in the Pricing Disclosure Package and the Prospectus, (ii) as provided in the Second Restated Credit Agreement dated November 6, 2008 (as amended, the “Contango Facility”) among Plains Marketing, L.P., a Delaware limited partnership (“Plains Marketing”), Bank of America, N.A., as administrative agent thereunder and the lenders from time to time party thereto and (iii) such as would not reasonably be expected to have a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; and all real property and buildings held under lease by any of the Plains Entities, directly or indirectly, are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the Pricing Disclosure Package and the Prospectus.
          (bb) Permits. Each of the Plains Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; and none of the Plains Entities, directly or indirectly, has received any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus.
          (cc) Rights-of-Way. Each of the Plains Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted; each of the Plains Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have a material adverse effect upon the ability of the Plains Entities considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Prospectus.
          (dd) Investment Company. None of the Plains Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Plains Entities will be, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Entity does business; other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.
          (ee) No Material Losses or Interference. None of the Plains Entities, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, which in each case would reasonably be expected to have a Material Adverse Effect.
          (ff) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, none of the Plains Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.
          (gg) No Labor Disputes. No labor dispute by the employees of any of the Plains Entities or the GP Entities exists or, to the knowledge of the Partnership, is imminent, which would reasonably be expected to have a Material Adverse Effect.
          (hh) Insurance. The Plains Entities or the GP Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each applicable Delivery Date.
          (ii) No Legal Actions. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Plains Entities or the GP Entities is or may be a party or to which the business or property of any of the Plains Entities or the GP Entities is or

may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Entities or the GP Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.
          (jj) Other Actions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except (i) as described in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) as provided in the Contango Facility, (iii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s governing instruments and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.
          (kk) No Distribution of Other Offering Materials. None of the Plains Entities or the GP Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Firm Units or Option Units, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(h) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
          (ll) NYSE Listing of Common Units. The Common Units are listed on the New York Stock Exchange (“NYSE”), and prior to the Initial Delivery Date, the Units will be approved for listing on the NYSE subject only to official notice of issuance.
          (mm) Books and Records; Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (nn) Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Partnership, the directors and officers of GP LLC in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
          (oo) Disclosure Controls. The Partnership maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that (i)

are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of GP LLC to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.
          (pp) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2008, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.
          (qq) FCPA. None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer, agent or employee of the Plains Entities or the GP Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
          (rr) Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Plains Entities or the GP Entities that involve allegations of money laundering is pending or, to the knowledge of the Partnership, threatened.
          (ss) OFAC. None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer or employee of the Plains Entities or the GP Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
          Any certificate signed by any officer of the Partnership and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to the Underwriters.
          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $45.27 per Unit, the number of Firm Units set forth opposite such Underwriter’s name on Schedule I-A hereto, and (ii) at a purchase price of $46.70 per Unit, the number of Firm Units set forth opposite such Underwriter’s name on Schedule I-B hereto, in each case subject to adjustment as set forth in Section 9 hereof.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 690,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units set forth on Schedule I-A hereto. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to (i) such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 9 hereof.
          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Initial Delivery Date) shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 9:00 a.m., Houston time, on September 14, 2009, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Initial Delivery Date”). Delivery of the Units shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Initial Delivery Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives on the date (an “Option Units Delivery Date”) specified by the Underwriters (which shall be within three business days after each exercise of said option), for the respective accounts of the several Underwriters, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Initial Delivery Date, the Partnership will deliver to the Underwriters on the Option Units Delivery Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Delivery Date pursuant to Section 7 hereof. The Initial Delivery Date and any Option Units Delivery Date are each sometimes referred to as a “Delivery Date.”
          4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

          5. Agreements of the Partnership. The Partnership acknowledges and agrees with the Underwriters that:
          (a) Post-Effective Amendments. If, at the Applicable Time, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Units may commence, the Partnership will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when such post-effective amendment has become effective.
          (b) Preparation of Prospectus and Registration Statement. The Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.
          (c) Copies of Registration Statement. The Partnership will furnish to the Underwriters, without charge, (i) one copy of the manually signed copy of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters or the Underwriters’ counsel may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may request, and (iv) such number of copies of the exhibits to the Incorporated Documents as the Underwriters may request.
          (d) Filing of Amendment or Supplement. For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Representatives after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.
          (e) Copies of Documents to the Underwriters. As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that the Underwriters may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act as the Underwriters may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of Units by any Underwriter or dealer. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at the Underwriters’ expense. In the event that the Partnership and the Representatives agree that the Prospectus should be amended or supplemented, the Partnership, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

          (f) Blue Sky Laws. The Partnership will cooperate with the Representatives and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Plains Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will promptly notify the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (g) Reports to Security Holders. In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.
          (h) Copies of Reports. Unless otherwise available on EDGAR, during the period of two years hereafter, the Partnership will furnish or make available to the Underwriters (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as the Underwriters may reasonably request.
          (i) Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to the first clause of Section 10(i))) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.
          (j) Application of Proceeds. The Partnership will apply the net proceeds from the sale of the Units in accordance with the description set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.
          (k) Filing of Prospectus. The Partnership will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise the Underwriters of the time and manner of such filing.
          (l) Lock-Up Period. Except as provided in this Agreement, the Partnership will not (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition

(whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any of its controlled affiliates or any person in privity with the Partnership or any of its controlled affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction or (ii) grant any options or warrants to purchase Common Units for a period of 45 days after the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of the Representatives, except that (A) the Partnership may issue the Units, (B) the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership and its affiliates or any third parties, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(l) for the remaining term of the Lock-Up Period, (C) the Partnership may issue and sell Common Units pursuant to any existing long-term incentive plan, employee unit option plan, unit ownership plan or dividend reinvestment plan of the Partnership (or adopted by a GP Entity) in effect at the Applicable Time, (D) the Partnership may issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time and (E) the Plains Entities may file one or more shelf registration statements on Form S-3, including an automatic shelf registration statement, provided that the Partnership shall otherwise remain subject to the restrictions set forth in this Section 5(l) with respect to any Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units registered thereunder.
          (m) Stabilization. Except as stated in this Agreement and the Prospectus, the Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
          (n) Investment Company. The Partnership will take such steps as shall be necessary to ensure that none of the Plains Entities shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          (o) Additional Capital Contributions. Upon the issuance of the Units by the Partnership, the General Partner shall make the additional capital contributions to the Partnership as required by Section 5.2(b) of the Partnership Agreement.
          (p) Exchange Act Reports. The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
          (q) Free Writing Prospectuses. The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free

Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 12.
          6. Indemnification and Contribution.
          (a) The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12. The foregoing indemnity agreement is in addition to any liability that the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
          (b) If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it. Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership has agreed in writing to pay such fees and expenses, (ii) the Partnership has failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Partnership (in which case the Partnership shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding). The Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Partnership agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.
          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, GP LLC’s directors and the officers who sign the Registration Statement, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, which information is limited to the information set forth in Section 12. If any action, suit or proceeding shall be brought against the Partnership, any of such directors and officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership by paragraph (b) above (except that if the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.
          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or any affiliate of the Partnership on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.
          (f) No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership or any of GP LLC’s directors or officers or any person controlling the Partnership, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership or any of GP LLC’s directors or officers or any person controlling the Partnership shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.
          7. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, hereunder are subject to the following conditions:
          (a) All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

          (b) Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of any of the Plains Entities not contemplated by the Prospectus, which in the Representatives’ opinion, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving any of the Plains Entities or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Representatives’ opinion, materially adversely affect the market for the Units.
          (c) The Representatives shall have received on each applicable Delivery Date, an opinion of Vinson & Elkins L.L.P., special counsel for the Partnership, dated the applicable Delivery Date and addressed to the Underwriters, to the effect that:
(i) The Partnership, the GP Entities and each of the Domestic Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of its respective jurisdiction of formation or incorporation with full corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.
(ii) Each Domestic Subsidiary or GP Entity that serves as a general partner of another Domestic Subsidiary or GP Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Domestic Subsidiary or GP Entity, in each case in all material respects.
(iii) The GP Entities hold the general partner and membership interests described in the Registration Statement; all of such interests have been duly authorized and validly issued in accordance with their respective limited partnership or limited liability company agreement, as applicable, and all the membership interests in the General Partner are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).
(iv) All of the outstanding shares of capital stock or other equity interests (other than general partner interests) of each Domestic Subsidiary (a) have been duly authorized and validly issued (in the case of an interest in a limited partnership or limited liability company, in accordance with the Organizational Documents of such Domestic Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Domestic Subsidiary) and nonassessable

(except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of capital stock or other equity interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the corporate, limited liability company or partnership laws of the jurisdiction of formation or incorporation of the respective Domestic Subsidiary, as the case may be.
(v) All outstanding general partner interests in each Domestic Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational Documents of such Domestic Subsidiary and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of general partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.
(vi) The Firm Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and 17-804 of the Delaware LP Act).
(vii) Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Organizational Documents of the Partnership or any of the Incorporated Documents to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership pursuant to any of the documents or agreements included as exhibits to any of the Incorporated Documents, except such rights as have been waived or satisfied. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(viii) This Agreement has been duly authorized, executed and delivered by the Partnership.
(ix) At or before each applicable Delivery Date, the partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the Domestic Subsidiaries and the GP Entities has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(x) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the Organizational Documents of the Partnership or any of the Domestic Subsidiaries or the GP Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any document or agreement filed as an exhibit to the Registration Statement or any Incorporated Document or the Credit Agreement dated January 3, 2008 (as amended, the “Plains AAP Facility”), by and among Plains AAP, the lenders party thereto and Citibank, N.A., as Administrative Agent, (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership, the Domestic Subsidiaries or the GP Entities, which conflicts, breaches, violations or defaults in the case of clauses (B), (C) or (D) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement, it being understood that such counsel need not express an opinion in clause (C) of this paragraph (x) with respect to any securities or other anti-fraud law.

(xi) No consent, approval, authorization, filing with or order of any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership, the GP Entities the Domestic Subsidiaries or any of their respective properties is required in connection with the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement by the Partnership and the consummation of the transactions contemplated by this Agreement, except (A) such as have been obtained under the Securities Act (as to which such counsel need not express any opinion), and (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus (as to which such counsel need not express any opinion), (C) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement and (D) such other that have been obtained or taken and are in full force and effect.
(xii) The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Our Common Units,” “Cash Distribution Policy” and “Description of Our Partnership Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(xiii) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
(xiv) The Registration Statement was declared effective under the Securities Act on December 11, 2008; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
(xv) The Registration Statement, the Pricing Disclosure Package and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(xvi) None of the Plains Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Plains Entities will be, an “investment company” as such term is defined in the Investment Company Act.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership and the independent public accountants of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:
          (A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (C) the Prospectus, as of its date and as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC and the Partnership, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (D) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Entities may be subject.

          (d) The Representatives shall have received on each applicable Delivery Date an opinion of Tim Moore, general counsel for GP LLC, dated the applicable Delivery Date and addressed to the Underwriters, to the effect that:
(i) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership of this Agreement, the consummation of the transactions contemplated by this Agreement (A) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which the Partnership, any of the GP Entities or any of the Material Subsidiaries is a party or by which any one of them may be bound (other than any other document or agreement filed as an exhibit to the Registration Statement or an Incorporated Document or the Plains AAP Facility) or (B) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Partnership, any of the GP Entities or any of the Material Subsidiaries or any of their respective properties in a proceeding to which any of them is a party, which would, in the case of either (A) or (B), reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.
(ii) To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the Partnership or any of the Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Pricing Disclosure Package or the Prospectus and is not so disclosed.
(iii) To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Prospectus or as have been issued pursuant to compensation plans adopted or administered by the General Partner, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership.
(iv) To the knowledge of such counsel, there are no agreements, contracts or other documents to which the Partnership or any of the Subsidiaries is a party that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.
          In addition, such counsel shall state that he has participated in discussions with officers and other representatives of GP LLC and the Partnership and the independent public accountants of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that:
          (A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (C) the Prospectus, as of its date and as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC and the Partnership, to the extent he deems appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (D) state that he expresses no opinion with respect to either federal or state securities laws in clause (B) of paragraph (i) above or state or local taxes or tax statutes.
          (e) The Representatives shall have received on each applicable Delivery Date, an opinion of Bennett Jones LLP with respect to the Province of Alberta, the Province of Nova Scotia and the federal laws of Canada, dated the Closing Date and addressed to the Underwriters, to the effect that:
(i) Each of the Canadian Subsidiaries has been duly formed and is validly existing in good standing as a corporation, limited partnership or unlimited liability company under the laws of its jurisdiction of formation with all necessary partnership or corporate power and authority to own or lease its properties, as the case may be, in all material respects as described in the Pricing Disclosure Package and the Prospectus, and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be

conducted. PMC NS has all necessary corporate power and authority to act as general partner of PMC LP in all material respects as described in the Pricing Disclosure Package and the Prospectus. Each of the Canadian Subsidiaries is duly registered extra-provincially for the transaction of business and is in good standing under the laws of the jurisdictions set forth on Exhibit A to this Agreement.
(ii) PMC (Nova Scotia) Company, a Nova Scotia unlimited liability company (“PMC NS”), is the sole general partner of Plains Marketing Canada, L.P., an Alberta limited partnership (“PMC LP”), with a 0.01% interest in PMC LP; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of PMC LP (as in effect on the date hereof and as the same may be amended or restated prior to each applicable Delivery Date, the “PMC LP Partnership Agreement”); and PMC NS owns such interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the laws of the Provinces of Nova Scotia or Alberta naming PMC NS as debtor is on file.
(iii) Plains Marketing is the sole limited partner of PMC LP with a 99.99% limited partner interest in PMC LP; such limited partner interest has been duly authorized and validly issued in accordance with the PMC LP Partnership Agreement and is fully paid (to the extent required under the PMC LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the PMC LP Partnership Agreement).
(iv) Plains Marketing Canada LLC, a Delaware limited liability company (“PMC LLC”) is the registered holder of 100% of the issued and outstanding capital stock of PMC NS; such share capital has been duly authorized and validly issued in accordance with the PMC NS Memorandum and Articles of Association, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of Nova Scotia).
(vi) Plains Midstream, L.P., a Delaware limited partnership (“Plains Midstream LP”) is the registered holder of 100% of the issued and outstanding capital stock of Plains Midstream Canada ULC, an Alberta unlimited liability company (“Plains Midstream Canada”); such share capital has been duly authorized and validly issued in accordance with the Plains Midstream Canada Articles of Incorporation, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of Alberta).
(vii) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of Alberta is required for the offering, issuance and sale by the Partnership of the Units.
(viii) The PMC LP Partnership Agreement has been duly authorized, executed and delivered by PMC NS and is a valid and legally binding agreement of PMC

NS and Plains Marketing enforceable against each of them in accordance with its terms; provided that, with respect to such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(ix) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby constitutes or will constitute a violation of the Organizational Documents of the Canadian Subsidiaries or any statute, law or regulation of Canada or the Provinces of Alberta and Nova Scotia or, to the knowledge of such counsel, any order, judgment, decree or injunction of any court or governmental agency or body of Canada or the Provinces of Alberta and Nova Scotia directed to any of the Canadian Subsidiaries or their properties in a proceeding to which any of them or their property is a party.
(x) To the knowledge of such counsel, each of the Canadian Subsidiaries has such permits, consents, licenses, franchises and authorizations (“permits”) issued by the appropriate federal or provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be conducted, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus, and except for such permits, consents, licenses, franchises and authorizations which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Canadian Subsidiaries, taken as a whole.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC and the Partnership, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws of Canada and the laws of the Provinces of Alberta and Nova Scotia, excepting therefrom municipal and local ordinances and regulations and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Parties may be subject.
          In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. is thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this

Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.
          (f) The Representatives shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the applicable Delivery Date and addressed to the Underwriters, with respect to the offering, issuance and sale of the Units, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters the Underwriters may reasonably require.
          (g) At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants, letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than five days prior to the date of such letter.
          (h) On each applicable the Delivery Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of each such Delivery Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this Section 7, except that the date referred to in the proviso in Section 7(g) hereof shall be a date not more than three business days prior to each such Delivery Date.
          (i) (A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Partnership, shall be threatened by the Commission at or prior to each applicable Delivery Date; (B) there shall not have been any material change in the partners’ capital or stockholder’s or members’ equity of the Plains Entities, taken as a whole, nor any material increase in the short-term or the long-term debt of the Plains Entities, taken as a whole (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus; (C) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as may otherwise be stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole; (D) the Plains Entities shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Plains Entities taken as a whole other than those reflected in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and (E) all the representations and warranties of the Partnership contained in this Agreement shall be true and correct on and as of the date hereof, as of the Applicable Time and on and as of each applicable Delivery Date as if made on and as of each such Delivery Date.

          (j) The Partnership shall not have failed at or prior to each applicable Delivery Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to each such Delivery Date.
          (k) The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.
          (l) There shall have been furnished to the Representatives at each applicable Delivery Date a certificate reasonably satisfactory to you, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of GP LLC to the effect that: (A) the conditions stipulated in paragraph (i) of this Section 7 shall have been satisfied; (B) the Partnership has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Delivery Date; and (C) there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.
          (m) On or prior to the date hereof, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto from (i) the largest and third largest owner of membership interests in GP LLC, (ii) each officer (as defined in Rule 16a-1(f) of the rules and regulations under the Exchange Act) and (iii) each director of GP LLC.
          All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.
          The several obligations of the Underwriters to purchase Option Units hereunder are subject to the satisfaction on and as of any Option Units Delivery Date of the conditions set forth in this Section 7, except that, if any Option Units Delivery Date is other than the Initial Delivery Date, (i) the certificates, opinions and letters referred to in paragraphs (c) through (f), (h) and (l) shall be dated the Option Units Delivery Date in question, (ii) the opinions called for by paragraphs (c), (d), (e) and (f), as applicable, shall be revised to reflect the sale of Option Units and (iii) any references in Section 7 to the Initial Delivery Date shall be deemed to be such Option Units Delivery Date.
          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the applicable Delivery Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

          8. Expenses. The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Common Units under the Exchange Act and the listing of the Units on the NYSE and any applicable listing or other similar fees; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) any filing fees in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of GP LLC or the Partnership in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.
          It is understood, however, that except as otherwise provided in this Section 8 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.
          9. Default by an Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase hereunder on the Initial Delivery Date, and the aggregate number of Units that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Units that the Underwriters are obligated to purchase on the Initial Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters of Citigroup Global Markets Inc. to purchase the Units that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase on the Initial Delivery Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units that the Underwriters are obligated to purchase on the Initial Delivery Date and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by the Representatives and the Partnership are not made within five business days after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case that does not result in termination of this Agreement, either the Representatives or the Partnership shall have the right to postpone the Initial Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Option Units that it or they are obligated to purchase hereunder on the Option Units Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters of Citigroup Global Markets Inc., to purchase the Option Units that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representatives’ approval and the approval of the Partnership, purchases Units that a defaulting Underwriter is obligated, but fails or refuses, to purchase.
          Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.
          10. Termination of Agreement. This Agreement shall be subject to termination in the Representatives’ absolute discretion, without liability on the part of any Underwriters to the Partnership, by notice to the Partnership, if prior to the Initial Delivery Date or any Option Units Delivery Date (if different from the Initial Delivery Date and then only as to the Option Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established; (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, shall have occurred; or (iii) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          11. Notice; Successors. Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to (713) 646-4313 and confirmed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: Tim Moore.
          This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership, their directors and officers, and the other controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.
          12. Information Furnished by the Underwriters. The Partnership acknowledges that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representatives as such information is referred to in Sections 1(c), 1(d), 1(f), 1(g), 5(q), 6(a) and 6(c) hereof: (A) the names of the Underwriters and (B) under the heading “Underwriting”, (1) the table under the first paragraph, (2) the sentence in the fourth paragraph relating to concessions, (3) the ninth, tenth and eleventh paragraphs, each dealing with stabilization or related activities and (4) the seventeenth paragraph relating to the Financial Industry Regulatory Authority.
          13. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

          15. Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.
          16. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          17. No Fiduciary Duty. The Partnership acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership. The Partnership hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          18. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. This Agreement may be signed in various counterparts that together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.
[Signature Pages Follow]

          Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the Underwriters.

Very truly yours, PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC,
its General Partner

By:	PLAINS AAP, L.P.,
its Sole Member

By:	PLAINS ALL AMERICAN GP LLC,
its General Partner

By:	/s/ Charles Kingswell-Smith
	Name:	Charles Kingswell-Smith
	Title:	Vice President and Treasurer

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
UBS Securities LLC
Barclays Capital Inc.
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC

By: CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Michael Casey
	Name:	Michael Casey
	Title:	Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ David McShane
	Name:	David McShane
	Title:	Managing Director

By: J.P. MORGAN SECURITIES INC.
By:	/s/ Yaw Asamoah-Duodu
	Name:	Yaw Asamoah-Duodu
	Title:	Executive Director

By: UBS SECURITIES LLC
By:	/s/ Amit Jhunjhunwala
	Name:	Amit Jhunjhunwala
	Title:	Director

By:	/s/ Matthew Hartman
	Name:	Matthew Hartman
	Title:	Associate Director

Signature Page to Underwriting Agreement

SCHEDULE I-A
Plains All American Pipeline, L.P.

Number of Firm Units
Underwriter	to be Purchased
Citigroup Global Markets Inc.	610,481
Merrill Lynch, Pierce, Fenner & Smith Incorporated	610,480
J.P. Morgan Securities Inc.	610,480
UBS Securities LLC	610,480
Barclays Capital Inc.	362,472
Raymond James & Associates, Inc.	362,472
Wells Fargo Securities, LLC	362,472

Total	3,529,337
Schedule I-A to Underwriting Agreement

SCHEDULE I-B
Plains All American Pipeline, L.P.

Number of Firm Units
Underwriter	to be Purchased
Citigroup Global Markets Inc.	185,195
Merrill Lynch, Pierce, Fenner & Smith Incorporated	185,196
J.P. Morgan Securities Inc.	185,196
UBS Securities LLC	185,196
Barclays Capital Inc.	109,960
Raymond James & Associates, Inc.	109,960
Wells Fargo Securities, LLC	109,960

Total	1,070,663
Schedule I-B to Underwriting Agreement

SCHEDULE II
Filed pursuant to Rule 433
Registration Statement No. 333-155671
September 9, 2009
Plains All American Pipeline, L.P.
Pricing Sheet — September 9, 2009
4,600,000 Common Units Representing Limited Partner Interests
This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus dated September 8, 2009 and the prospectus dated September 9, 2009 relating to these securities.

Offering price:	$46.70 per common unit

Option to purchase additional units:	690,000 additional common units (30 days)

Proceeds, net of underwriting commission and expenses:	$214 million (excluding option to purchase additional common units) or $246 million (including exercise in full of option to purchase additional common units)

Trade Date:	September 9, 2009

Settlement Date:	September 14, 2009

Issuer Symbol:	PAA

Exchange:	NYSE

CUSIP:	726503105

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
UBS Securities LLC

Co-Managers:	Barclays Capital Inc.
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
Revised Capitalization Disclosure
The “As Further Adjusted for this Offering” column of the Capitalization table on page S-10 of the preliminary prospectus supplement is revised as follows: Hedged inventory facility is $232 million, Working capital borrowings is $0 million, Total short-term debt is $234 million, Long-term debt under credit facilities and other is $4 million, Total long-term debt is $4,395 million, Common unitholders is $3,858 million, General partner is $91 million, Total partners’ capital, excluding noncontrolling interest is $3,949 million, Total partners’ capital is $4,012 million and Total capitalization is $8,407 million.
Revised Underwriting Disclosure
The “Underwriting” section of the preliminary prospectus supplement is revised by adding the following:
Notice to Prospective Investors in the United Kingdom
Schedule II to Underwriting Agreement

The prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408, J.P. Morgan Securities Inc. at 1-866-430-0686 or UBS Securities LLC at 1-888-827-7275.
Schedule II to Underwriting Agreement

2

SCHEDULE III
Material Subsidiaries
Plains Marketing GP Inc.
Plains Marketing, L.P.
Plains Pipeline, L.P.
Pacific Energy Group LLC
Plains Products Terminals LLC
Plains Marketing Canada LLC
Plains Midstream GP LLC
Plains Midstream, L.P.
Plains Midstream Canada ULC
Plains Marketing Canada, L.P.
PMC (Nova Scotia) Company
PAA/Vulcan Gas Storage, LLC
PICSCO LLC
Plains West Coast Terminals LLC
Rocky Mountain Pipeline System LLC
Schedule III to Underwriting Agreement

1

SCHEDULE IV
Domestic Subsidiaries
Plains Marketing GP Inc.
Plains Marketing, L.P.
Plains Pipeline, L.P.
Pacific Energy Group LLC
Plains Products Terminals LLC
Plains Marketing Canada LLC
Plains Midstream GP LLC
Plains Midstream, L.P.
Pacific Pipeline System LLC
PAA/Vulcan Gas Storage, LLC
PICSCO LLC
Plains West Coast Terminals LLC
Rocky Mountain Pipeline System LLC
Schedule IV to Underwriting Agreement

1

SCHEDULE V
Canadian Subsidiaries
Plains Midstream Canada ULC
Plains Marketing Canada, L.P.
PMC (Nova Scotia) Company
Schedule V to Underwriting Agreement

1

EXHIBIT A

Entity	Jurisdiction in which registered or qualified

Plains All American Pipeline, L.P.	Texas
Plains Marketing GP Inc.	California, Illinois, Louisiana, Oklahoma, Texas
Plains Marketing, L.P.	California, Illinois, Louisiana, Oklahoma
Plains Pipeline, L.P.	California, Illinois, Louisiana, Oklahoma
Pacific Energy Group LLC	California
Plains Products Terminals LLC	California
Plains Marketing Canada LLC	None
Plains Midstream GP LLC	None
Plains Midstream, L.P.	None
Plains Midstream Canada ULC	None
Plains Marketing Canada, L.P.	Saskatchewan, California, Louisiana, Maryland, Michigan, North Dakota, Oklahoma, Texas
PMC (Nova Scotia) Company	Alberta, Saskatchewan
Pacific Pipeline System LLC	California
PAA/Vulcan Gas Storage, LLC	Texas
Plains West Coast Terminals LLC	California
PICSCO LLC	Louisiana, Texas
Rocky Mountain Pipeline System LLC	Utah
Exhibit A-1

EXHIBIT B
September 9, 2009
Plains All American Pipeline, L.P.
Public Offering of Common Units
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
UBS Securities LLC
Barclays Capital Inc.
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
c/o Citigroup Global Markets Inc.
388 Greenwich St., 34th Floor
New York, New York 10013
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”) and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., UBS Securities LLC, Barclays Capital Inc., Raymond James & Associates, Inc. and Wells Fargo Securities, LLC and any other party thereto named therein as an underwriter (the “Underwriters”) relating to an underwritten public offering of common units representing limited partner interests of the Partnership.
     To induce you and the other underwriters to enter into the Underwriting Agreement, the undersigned agrees that, except for transfers of Common Units (as defined in the Underwriting Agreement) in connection with (i) the exercise, termination or other disposition of options (or common units underlying such options) under the Plains All American 2001 Performance Option Plan (the “Option Plan”) and (ii) sales to pay tax liabilities associated with the vesting of Restricted Unit or Phantom Unit awards under the Plains All American GP LLC 1998 or 2005 Long-Term Incentive Plans or with the exercise of options under the Option Plan, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned,
Exhibit B-1

directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”) without your prior written consent.
     If for any reason the Underwriting Agreement is terminated before the applicable Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer, director or common Unitholder]
[Name and address of officer, director or common Unitholder]
Exhibit B-2